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                                                                 EXHIBIT 10.13.2



                       CALIFORNIA V.P. EMPLOYMENT CONTRACT


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                              EMPLOYMENT AGREEMENT

This Employment Agreement (hereinafter referred to as "Agreement") is entered into this 23rd day of March, 2001, by Andrew Sirkis (hereinafter referred to as "Executive") and Redwood Trust, Inc., a Maryland Corporation located in Mill Valley, California (hereinafter referred to as the "Company") (hereinafter jointly referred to as the "parties") who wish to enter into this Agreement, superseding and replacing terms and conditions that previously existed.

WHEREAS, the Company wishes to employ Executive under the terms and conditions set forth below, and Executive wishes to accept such employment under the terms and conditions set forth below, and

WHEREAS, Executive acknowledges that Executive has read and is fully familiar with the terms of this Agreement, that Executive has had a reasonable opportunity to consider this Agreement and to seek legal counsel,

NOW, THEREFORE, for and in consideration of the above stated premises, and the mutual promises and agreements set forth herein, the parties agree as follows:

1.      EMPLOYMENT AGREEMENT

        The Company hereby employs Executive, and Executive hereby accepts employment with the Company, under the terms and conditions described in this Agreement. This Agreement shall take effect on January 1, 2001 and shall remain in effect subject to being terminated pursuant to Section 5 of this Agreement.

2.      DUTIES

        a.      RESPONSIBILITIES

                Subject to the terms of this Agreement, Executive is hereby employed to perform services and function as Vice-President, reporting to Doug Hansen, the President of Redwood Trust, Inc. (hereinafter referred to as "President"). The essential functions of Executive's position are more particularly set forth in Appendix A hereto, which is incorporated herein by reference. The President may, from time to time, at his sole discretion, modify, reassign and/or augment Executive's responsibilities. Any such modification, reassignment or augmentation of responsibilities shall be in writing. Executive fully and completely understands and accepts the nature and extent of Executive's obligations and duties under this Agreement.

        b.      LOYAL AND FULL-TIME PERFORMANCE OF DUTIES

                Executive shall faithfully devote the whole of his professional time, attention, energies and best efforts to the performance of Executive's duties and shall not, either directly or indirectly, alone or in partnership, consult with, advise, work for



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                or have any interest in any other business or enterprise that directly or indirectly compete with the Company during his employment hereunder. Any modification of this subparagraph 2(b) shall be made only by an agreement in writing signed by Executive and the Company.

        c.      COMPANY POLICIES

                Executive agrees to abide by the Company's rules, regulations, policies and practices, written and unwritten, as they may from time to time be adopted or modified and issued by the Company at its sole discretion. The Company's written rules, issued policies, practices and procedures shall be binding on Executive unless superseded by or in conflict with this Agreement, in which case this Agreement shall govern.

3.      COMPENSATION

        a.      BASE COMPENSATION RATE

                As consideration for the services and covenants described in this Agreement, the Company agrees to pay Executive a year 2001 base annual salary of Two Hundred Thousand Dollars ($200,000), subject to payroll deductions required by law or authorized by Executive. Payments shall be made in equal installments in accordance with the Company's procedures, as from time to time may be amended at its sole discretion, regarding the payment of compensation to management personnel.

        b.      INCENTIVE BONUS

                Executive may, at the President's prerogative, be eligible for consideration to receive an incentive bonus based upon a percentage of his base salary. For year 2001, the Executive's target incentive bonus will be 50% of eligible annual base salary, and such discretionary bonus payment will depend on overall Company performance and other factors. For year 2001, the Executive will also be eligible for an additional incentive bonus in the range of $0 to the maximum of $25,000, and such discretionary bonus payment will be based on the Executive's demonstrated leadership abilities and effectiveness as senior manager and leader of the Company, with specific performance criteria to be determined by the President. The issuance (if any), timing and amount of any incentive bonus shall be within the sole discretion of the President. Executive's eligibility to receive any such incentive bonus shall be expressly conditioned on, among other things, Executive remaining employed with the Company up through any designated distribution date set by the President.



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        c.      ANNUAL REVIEW

                Executive's performance shall be reviewed at least annually. The performance evaluations shall consider and assess Executive's performance of his duties and responsibilities, the timely accomplishment of existing performance objectives, his level of efficiency and overall effectiveness and/or reasonable factors or criteria that the Company, in its sole discretion, may deem relevant. The frequency of performance evaluations may vary depending upon, among other things, length of service, past performance, changes in job duties or performance levels. Positive performance evaluations do not guarantee salary increases or incentive bonuses. Salary increases and incentive bonus awards are solely within the discretion of the Company and may depend upon many factors other than Executive's performance.

        d.      BENEFITS PLANS

                Executive shall be entitled to participate in any benefit adopted from time to time by the Company for the benefit generally of its executive employees, and Executive shall be entitled to receive such other fringe benefits as may be granted to him from time to time by the President.

                The Executive shall be entitled to participate in any benefit plans relating to paid time off, stock options, stock purchases, retirement, thrift, life insurance, medical coverage, education or other employee benefits that may, from time to time, be made available generally to other employees of the Company, subject to and in accordance with any provisions and restrictions (including applicable waiting periods) specified in such plans.

4.      BUSINESS EXPENSES

        The Company shall pay Executive's reasonable and necessary business expenses, incurred by Executive on behalf of the Company, in accordance with the customary and usual practice and policies of the Company as may be adopted or amended from time to time in the Company's sole discretion. If Executive incurs business expenses hereunder, he shall submit to the Company a request for reimbursement together with supporting documentation and receipts in accordance with Company policy. Reimbursement for legitimate business expenses shall be made within a reasonable period of time.

5.      TERMINATION AND SEVERANCE PAY

        a.      TERMINATION FOR CAUSE BY THE COMPANY

                Executive's employment hereunder may be terminated immediately by the Company for cause upon occurrence of any of the following:



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                1.      Gross negligence or willful misconduct by Executive in
                        the performance of his duties hereunder;

                2. The habitual or repeated neglect of his duties by Executive;

                3.      Executive's death;

                4. Executive's permanent total disability, which shall be defined as Executive being unable to adequately perform the essential functions of their current position, as defined by the Company, due to a medically determinable mental or physical illness or injury which can be expected to result in death or can be reasonably expected to last for a continuous period of not less than six (6) months. Any determination of such inability to perform shall be made only by the Company based on professional medical advice provided by a medical professional mutually agreeable to Executive, or his representative, and the Company;

                5.      Conviction of a felony;

                6. Theft or embezzlement, or attempted theft or embezzlement, of money or tangible or intangible assets or property of the Company or its employees, customers, clients, etc.;

                7. Any act of moral turpitude by Executive injurious to the interest, property, operations, business or reputation of the Company;

                8. Unauthorized use or disclosure of trade secrets or confidential or proprietary information pertaining to Company business.

                Upon the Company learning of a material breach of this Agreement by Executive, the Company may permit Executive a 30-day period to cure such a breach if, in the judgment of the Company, the breach may be cured and it is in the Company's best interest to allow an opportunity to do so. Any termination under this Section shall be without prejudice as to any other remedy to which the Company may be entitled either under this Agreement or at law. Upon such termination, the Company shall have no further obligations to make payments of any kind to Executive, except as required by law.

        b.      TERMINATION WITHOUT CAUSE BY THE COMPANY


                The Company may terminate Executive's employment hereunder at any time without cause upon 30 days written notice to Executive or pay in lieu thereof.



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        c.      TERMINATION BY EXECUTIVE

                Executive may terminate his employment with the Company under this Agreement for any reason by giving 30 days written notice to the Company.

                The Executive shall also have the right to terminate this Agreement for good reason. "Good Reason" shall mean the occurrence, without Executive's express written consent of the following:

                (i) Failure by the Company to make payment to Executive as required by this Agreement;

                (ii) Change of Control -- Change of control is defined in this Agreement as the sale of all or substantially all of the assets of the Company or the transfer of all or substantially all of the management control or ownership of the Company to an entity which is not affiliated with the Company. In the event that a Change of Control occurs and Executive thereafter resigns after three months but within six (6) months of the Change of Control for the stated reason(s) that the Company (or its successor) have reduced his base salary or caused a substantial and material diminution of his responsibilities as Vice-President.

                (iii) A significant reduction in Executive's responsibilities or base salary, that is not accompanied or caused by a Change of Control, except as may result in connection with the Company's termination of Executive's employment or accommodation of a disability of the Executive, in accordance with this Agreement.

        d.      NO SEVERANCE PAYMENTS/INCENTIVE BONUS

                No severance payment shall be payable to Executive in the event of termination of this Agreement by the Company for cause, due to the Executive's death or in the event Executive terminates his employment without Good Reason. Executive shall not be entitled to any incentive bonus, or any portion of such bonus, where the distribution date as established by the President is subsequent to the date of termination; eligibility for any such incentive bonus is conditioned upon Executive actively working until the established distribution date.

6.      SEVERANCE.

        If Executive's employment is terminated (i) by the Company without cause (Section 5b, above), or (ii) by the Executive for Good Reason (Section
        5c), and Executive signs a release discharging the Company and all its respective officers, agents, directors, supervisors, employees, representatives and their successors and assigns and all persons acting by, through, under, or in concert with any of them from any and all charges,



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        complaints, claims, and liabilities of any kind of nature whatsoever, known or unknown, suspected or unsuspected, arising out of Executive's Employment and/or this Agreement, Executive shall be entitled to the following benefits:

        a.      SEVERANCE PAYMENT

                Severance payment shall be the greater of (i) fifty percent (50%) of current year annual base salary; or (ii) the equivalent gross amount of fifty percent (50%) of 1999 annual base salary plus 1999 incentive bonus, total of which is equivalent to One Hundred Forty-five Thousand Three Hundred and Thirty-eight Dollars ($145,338). Severance payment shall be paid in six equal installments over a six-month period from termination date, subject to the Executive executing a Release of all claims; provided, should Executive violate any provision of Section 7 and/or 8 of this Agreement, such payments shall immediately terminate and Executive shall be entitled to no further monies or benefits. Calculation of severance payment excludes any and all DERs (Dividend Equivalent Rights payments as noted in the Company's standard ISO or non-qualified stock option grant agreement). In addition, Executive shall not be eligible to receive DER payments for which record date for the dividend is subsequent to the Executive's termination date. Severance eligibility is expressly conditioned and dependent upon, Executive's compliance with the terms and conditions of Sections 7 and 8 of this Agreement.

        b.      CONTINUATION OF FRINGE BENEFITS

                Continued health benefits for Executive and eligible dependent(s) as set forth in Section 3(d) as if Executive's employment under the Agreement had not been terminated until the earlier of the following: (i) severance obligations owed by the Company to Executive, as provided under Section 6(a), expire or terminate, or (ii) Executive shall find alternative employment (Executive shall be required to notify the Company immediately upon obtaining alternative employment). Notwithstanding the foregoing, should Executive and his eligible dependent(s) not be coverable under the Company plans, or should the Company exercise its prerogative to reduce and/or terminate such benefits to Executive, the Company may instead compensate Executive in lieu of his receiving coverage by paying Executive directly, for each month that Executive would be eligible to receive such benefits, the monthly dollar amount the Company would have expended for premiums for such benefits for the Executive, and for any dependents or beneficiaries covered at the time of termination, less any monthly amount Executive would have paid had he remained employed.

        c.      CHANGE OF CONTROL REQUIREMENTS

                Notwithstanding the provisions of Paragraph 5(c), Executive shall not be eligible for any severance if: a) Executive resigns within six (6) months following a



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                Change of Control and there has been no reduction of his base salary or substantial and material diminution of his responsibilities as Vice-President following the Change of Control; or b) Executive resigns within three months of a Change of Control even if their has been a reduction of his base salary or substantial and material diminution of his responsibilities as Vice-President following the Change of Control.;

7.      COMPETITION, CONFIDENTIALITY, TRADE SECRETS AND INVENTIONS.

        a.      NON-COMPETITION

                During the term of this contract, and for six months following the termination of this Agreement, Executive shall not engage in any other business, commercial or professional activity or capacity that is or may be competitive with the Company or a subsidiary or affiliate of the Company that might create a conflict of interest with the Company, or that otherwise might interfere directly or indirectly with the business of the Company, without the prior written consent of the Doug Hansen or the President of the Company. Executive further agrees that during this time he shall not solicit any employee of the Company, directly or indirectly, to leave the employ of the Company.

        b.      DUTY TO AVOID CONFLICT OF INTEREST

                During his employment by the Company, Executive agrees not to engage or participate in, directly or indirectly, any activities in conflict with the best interests of the Company. The Company shall be the final decision-maker with regard to any conflict of interest issue.

        c.      CONFIDENTIAL AND PROPRIETARY INFORMATION

                (1) It is hereby acknowledged that Executive has and shall gain knowledge of trade secrets and confidential information owned by or related to the Company and/or its affiliates including but not limited to the following: (i) the names, lists, buying habits and practices of their customers, clients or vendors, (ii) their marketing and related information, (iii) relationships between them and the persons and entities with whom and which they have contracted, (iv) their products, designs, software, developments, improvements and methods of operation, (v) their financial condition, profit performance and financial requirements, (vi) the compensation paid to their employees, (vii) business plans and the information contained therein, and (viii) all other confidential information of, about or concerning the Company, the manner of operation of the Company and other confidential data of any kind, nature or description relating to the Company (collectively the "Confidential Information"). Confidential Information does not include information which (ix) is or becomes



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                        generally available to the public other than as a result
                        of a disclosure by Executive; or (x) becomes available to Executive on a non-confidential basis after the termination or expiration of Executive's obligations under this Agreement from a source other than the Company, provided that such source is not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information; or (xi) is independently developed after the termination or expiration of Executive's obligations under this agreement without reference to the Confidential Information, provided such independent development can reasonably be proven by Executive by written records.

                (2) The parties hereby acknowledge that the Confidential Information constitutes important, unique, material and confidential trade secrets which affect the successful activities of the Company, and constitute a substantial part of the assets and goodwill of the Company. In view of the foregoing, Executive agrees that he will not at any time whether during or after the term of this Agreement, except as required in the course of Executive's employment by Company and at its direction and for its sole benefit, in any fashion, form or manner, directly or indirectly (i) use or divulge, disclose, communicate or provide or permit access to any person, firm, partnership, corporation or other entity, any Confidential Information of any kind, nature or description, or (ii) remove from Company's premises any notes or records relating thereto, or copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means).

                (3) Promptly upon the request of Company, and immediately upon the termination of Executive's employment, Executive shall not transfer and shall deliver to Company all Confidential Information, and other property belonging to the Company, including all copies thereof, in the possession of Executive.

                (4) Executive represents that the performance of all the terms of this Agreement will not conflict with, and will not breach, any other invention assignment agreement, confidentiality agreement, employment agreement or non-competition agreement to which Executive is or has been a party. To the extent that Executive has confidential information or materials of any former employer, Executive acknowledges that the Company has directed Executive to not disclose such confidential information or materials to the Company or any of its employees, and that the Company prohibits Executive from using said confidential information or materials in any work that Executive may perform for the Company. Executive agrees that Executive will not bring with Executive to the Company, and



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                        will not use or disclose any confidential, proprietary
                        information, or trade secrets acquired by Executive prior to his employment with the Company. Executive will not disclose to the Company or any of its employees, or induce the Company or any of its employees to use, any confidential or proprietary information or material belonging to any previous employers or others, nor will Executive bring to the Company or use in connection with Executive's work for the Company copies of any software, computer files, or any other copyrighted or trademarked materials except those owned by or licensed to the Company. Executive represents that he is not a party to any other agreement that will interfere with his full compliance with this Agreement. Executive further agrees not to enter into any agreement, whether written or oral, in conflict with the provisions of this Agreement.

        d.      INVENTIONS

                Any and all inventions, discoveries or improvements that Executive has conceived or made or may conceive or make during the period of employment relating to or in any way pertaining to or connected with the systems, products, computer programs, software, apparatus or methods employed, manufactured or constructed by the Company or to systems, products, apparatus or methods with respect to which the Company engages in, requests or anticipates research or development, shall be promptly and fully disclosed and described by Executive to the Company and shall be the sole and exclusive property of the Company, and Executive shall assign, and hereby does assign to the Company Executive's entire right, title and interest in and to all such inventions, discoveries or improvements as well as any modifications or improvements thereto that may be made. The parties agree that any inventions, discoveries or ideas that Executive has created or possesses prior to his employment by the Company are specified in Appendix B attached to this Agreement and will not be considered to be the property of the Company.

                The obligations outlined in this Section 7, except for the requirements as to disclosure, do not apply to any invention that qualifies fully under California Labor Code section 2870 or to any rights Executive may have acquired in connection with an invention, discovery or improvement that was developed entirely on Executive's own time for which no equipment, supplies, facilities or trade secret information of the Company was used and (a) that does not relate directly or indirectly to the business of the Company or to the Company's actual or demonstrable anticipated research or development, or (b) that does not result from any work performed by Executive for the Company.

        e.      BREACH

                It is expressly agreed that each breach of this Section 7 is a distinct and material breach of this Agreement and that solely a monetary remedy would be inadequate,



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                impracticable and extremely difficult to prove, and that each such breach would cause the Company irreparable harm. It is further agreed that, in addition to any and all remedies available at law or equity (including money damages), either party shall be entitled to temporary and permanent injunctive relief to enforce the provisions of this Section, without the necessity of proving actual damages. It is further agreed that the either party shall be entitled to seek such equitable relief in any forum, including a court of law, notwithstanding the provisions of Section 8 and the Alternative Dispute Resolution Agreement incorporated therein. Either party may pursue any of the remedies described herein concurrently or consecutively in any order as to any such breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any of the other such remedies. Any breach of this Section shall immediately terminate any obligations by the Company to provide Executive with severance and continued benefits pursuant to Section 6 of this Agreement.

        f.      UNENFORCEABILITY

                Should any portion of this Section 7 be deemed unenforceable because of its scope, duration or effect, and only in such event, then the parties expressly consent and agree to such limitation on scope, duration or effect as may be finally adjudicated as enforceable, to give this Section its maximum permissible scope, duration and effect.

8.      SUBMISSION TO ARBITRATION

        In the event there is any dispute arising out of Executive's employment, the termination of that employment, or arising out of this Agreement, the Company and Executive agree to submit such dispute, except as to those matters specifically exempt per Section 7, to binding arbitration in accordance with the terms of the Alternative Dispute Agreement set forth in Appendix C to this Agreement and incorporated herein.

9.      GOVERNING LAW

        This Agreement shall be construed in accordance with and governed by the laws of the State of California, excluding its choice of law rules.

10.     INTERPRETATION

        This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against either party.

11.     ENTIRE AGREEMENT

        This Agreement, together with Appendices A, B, C and D, embodies the complete agreement and understanding of the parties related to Executive's employment by the



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        Company, superseding any and all other prior or contemporaneous oral or written agreements between the parties hereto with respect to the employment of Executive by the Company, and contains all of the covenants and agreements of any kind whatsoever between the parties with respect to such employment. Each party acknowledges that no representations, inducements, promises or agreements, whether oral or written, express or implied, have been made by either party or anyone acting on behalf of a party, that are not incorporated herein and that no other agreement or promise not contained herein shall be valid or binding. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

12.     MODIFICATION

        This Agreement may be amended only by an agreement in writing signed by the parties hereto.

13.     WAIVER

        Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by the parties.

14.     INVALIDITY

        Each term, clause and provision of this Agreement is separate and independent, and should any term, clause or provision of this Agreement be found to be invalid or unenforceable, the validity of the remaining terms, clauses, and provisions shall not be affected.


15.     NOTICES

        Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid), or sent by facsimile or reputable overnight courier service (charges prepaid) to the recipient at the following addresses (or at such address as the recipient party has specified by prior written notice to the sending party):

        To the Company:                     Doug Hansen
                                            President
                                            Redwood Trust, Inc.,
                                            591 Redwood Highway, Suite 3100,
                                            Mill Valley, CA 94941



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

        To Executive:                       Andrew Sirkis
                                            499 Marina Blvd., #306
                                            San Francisco, CA 94123

        Each party shall be responsible for keeping such party's address current. Notices shall be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail, on the date of delivery by facsimile (if transmitted before 5:00 p.m. local time), and/or one day after deposit with a reputable overnight courier service.

16.     VOLUNTARY AGREEMENT

        Executive and the Company represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement. Each party represents and agrees that such party has had the opportunity to review any and all aspects of this Agreement with the legal, tax or other advisor(s) of such party's choice before executing this Agreement.

17.     SUCCESSORS AND ASSIGNS

        This Agreement shall be binding upon and inure to the benefit of and shall be enforceable against Executive's heirs, beneficiaries and legal representatives. It is agreed that the rights and obligations of Executive may not be delegated or assigned except as specifically set forth in this Agreement. In the event of a sale of all or substantially all of the Company's assets, including the stock of the Company, or consolidation or merger of the Company with or into another corporation or entity or individual, the Company may assign its rights and obligations under this Agreement to its successor-in-interest, and such successor-in-interest shall be deemed to have acquired all rights and assumed all obligations of the Company hereunder, including those set forth in Section 7 of this Agreement.

18.     COUNTERPARTS

        This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day, month and year first above written.



DATED:
       ----------------------          -----------------------------------------
                                       Andrew Sirkis



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                                       REDWOOD TRUST, INC.

DATED:                                 By:
       ----------------------              -------------------------------------
                                              Doug Hansen

                                       Title: President
                                              ----------------------------------



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                                   APPENDIX A

                           ESSENTIAL RESPONSIBILITIES




- Responsible for taking a leadership role in establishing strategic business directions in alignment with Redwood Trust, Inc.'s ("Redwood") overall corporate goals, as outlined in the business plan approved by the Board of Directors.

- Responsible for measurable results leading to Redwood achieving acceptable returns on book value needed to achieve Redwood's Strategic Mission.

- Responsible for expanding the Redwood's business growth by seeking new business opportunities, broadening Redwood's product and service lines, and creating value in Redwood's business.

- Responsible for being an effective Redwood leader, as demonstrated through positive interaction with everyone throughout the Company, sound and timely decision-making, and consistent innovative approach leading to measurable results.

- Responsible for overseeing the continual improvement of Redwood's internal communication, information/data management and reporting systems required to manage and support innovative business growth and organizational objectives.

- Responsible for developing and managing the human resources necessary to achieve the objectives of Redwood's business plan. This activity will include the development of staffing plans, employee performance management, and leveraging the use of talent and resources across functions.

- Specific annual performance criteria may be separately attached and changed from time to time.

                                   APPENDIX B

                                PRIOR INVENTIONS

                                   APPENDIX C

                      ALTERNATIVE DISPUTE RESOLUTION POLICY



I.      AGREEMENT TO ARBITRATE

        In the event that any employment dispute arises between Redwood Trust, Inc. ("Company") and Andrew Sirkis ("Executive"), the parties involved will make all efforts to resolve any such dispute through informal means. If these informal attempts at resolution fail and if the dispute arises out of or is related to the parties' Employment Agreement, the termination of Executive's employment or alleged unlawful discrimination, including but not limited to unlawful harassment, the Company and Executive will submit the dispute to final and binding arbitration, except as set forth in Section 7 of the Employment Agreement.

        The parties expressly understand and agree that arbitration is the exclusive remedy for all such arbitrable disputes; with respect to such disputes, no other action may be brought in court or any other forum (except actions to compel arbitration hereunder). THIS ALTERNATIVE DISPUTE RESOLUTION ("ADR") AGREEMENT IS A WAIVER OF THE PARTIES' RIGHTS TO A CIVIL COURT ACTION FOR A DISPUTE COVERED BY THIS AGREEMENT; ONLY AN ARBITRATOR, NOT A JUDGE OR JURY, WILL DECIDE THE DISPUTE.

        To the fullest extent permitted by the law of the jurisdiction, employment disputes arising out of or related to termination of employment or alleged unlawful discrimination, including retaliation or sexual or other unlawful harassment, shall include, but not be limited to, the following: alleged violations of federal, state and/or local constitutions, statutes or regulations; claims based on any purported breach of contractual obligation, including breach of the covenant of good faith and fair dealing; and claims based on any purported breach of duty arising in tort, including violations of public policy. Disputes related to workers' compensation and unemployment insurance is not arbitrable hereunder. Claims for benefits covered by a separate benefit plan that provides for arbitration are not covered by this ADR Agreement. Claims that are filed with or being processed by the U.S. Equal Employment Opportunity Commission ("EEOC"), or that are brought under Title VII of the Civil Rights Act of 1964, as amended, are not arbitrable under this Agreement, except that the Parties agree in writing to do so with respect to each such dispute that may arise.

II.     REQUEST FOR ARBITRATION

        A.      ATTEMPT AT INFORMAL RESOLUTION OF DISPUTES

        Prior to submission of any dispute to arbitration, Executive and the Company shall attempt to resolve the dispute informally as set forth below.

        Executive and the Company will select a mediator from a list provided by the Federal Mediation and Conciliation Service or other similar agency who will assist the parties in attempting to reach a settlement of the dispute. The mediator may make settlement suggestions to the parties but shall not have the power to impose a settlement upon them. If the dispute is resolved in mediation, the matter shall be deemed closed. If the dispute is not resolved in mediation and goes to the next step (binding arbitration), any proposals or compromises suggested by either of the parties or the mediator shall not be referred to in or have any bearing on the arbitration procedure. The mediator cannot also serve as the arbitrator in the subsequent proceeding unless all parties expressly agree in writing.

        B.      ARBITRATION PROCEDURES

        The party desiring arbitration, whether Executive or the Company, must submit a "Request For Arbitration" in writing to the other party within the time period required by the law that applies to the claim under the applicable statute of limitations. If the "Request for Arbitration" is not submitted in accordance with the aforementioned time limitations, the party failing to do so will not be able to bring his claims to this or any other forum. The requesting party may use a "Request for Arbitration" form supplied by the Company (Appendix D). Alternatively, the requesting party may create a "Request For Arbitration" form that, unless otherwise required by law, clearly states "Request For Arbitration" at the beginning of the first page and includes the following information:

                1. A factual description of the dispute in sufficient detail to advise the other party of the nature of the dispute;

                2.      The date when the dispute first arose;

                3. The names, work locations and telephone numbers of any individuals, including employees or supervisors, with knowledge of the dispute; and

                4.      The relief requested by requesting party.

        The responding party may submit counterclaim(s) in accordance with applicable law.

        C.      SELECTION OF THE ARBITRATOR

        All disputes will be resolved by a single Arbitrator, the Arbitrator will be mutually selected by the Company and the Executive. If the parties cannot agree on an Arbitrator, then a list of seven (7) arbitrators, experienced in employment matters, shall be provided by the Federal Mediation and Conciliation Service. The Arbitrator will be selected by the parties who will alternately strike names from the list. The last name remaining on the list will be the Arbitrator selected to resolve the dispute. Upon selection, the Arbitrator shall set an appropriate time, date and place for the arbitration, after conferring with the parties to the dispute.

        D.      THE ARBITRATOR'S AUTHORITY

        The Arbitrator shall have the powers enumerated below:

        1. Ruling on motions regarding discovery, and ruling on procedural and evidentiary issues arising during the arbitration.

        2. Ruling on motions to dismiss and/or motions for summary judgment applying the standards governing such motions under the Federal Rules of Civil Procedure.

        3. Issuing protective orders on the motion of any party or third party witness. Such protective orders may include, but are not limited to, sealing the record of the arbitration, in whole or in part (including discovery proceedings and motions, transcripts, and the decision and award), to protect the privacy or other constitutional or statutory rights of parties and/or witnesses.

        4. Determining only the issue(s) submitted to him/her. The issue(s) must be identifiable in the "Request For Arbitration" or counterclaim(s). Except as required by law, any issue(s) not identifiable in those documents is outside the scope of the Arbitrator's jurisdiction and any award involving such issue(s), upon motion by a party, shall be vacated.

        E.      DISCOVERY

        The discovery process shall proceed and be governed, consistent with the standards of the Federal Rules of Civil Procedure, as follows:

        1. Unless otherwise required by law, parties may obtain discovery by any of the following methods:

                a. Depositions of non-expert witnesses upon oral examination, three (3) per side as of right, with more permitted if leave is obtained from the Arbitrator;

                b. Written interrogatories, up to a maximum combined total of twenty (20), with the responding party having twenty
                        (20) days to respond;

                c. Request for production of documents or things or permission to enter upon land or other property for inspection, with the responding party having twenty (20) days to produce the documents and allow entry or to file objections to the request;

                d. Physical and mental examination, in accordance with Federal Rule of Civil Procedure 35(a); and

                e. Any motion to compel production, answers to interrogatories or entry onto land or property must be made to the Arbitrator within fifteen (15) days of receipt of objections.

        2. To the extent permitted by the Federal Arbitration Act or applicable California law, each party shall have the right to subpoena witnesses and documents during discovery and for the arbitration.

        3.      All discovery requests shall be submitted no less than sixty
                (60) days before the hearing date.

        4. The scope of discoverable evidence shall be in accordance with Federal Rule of Civil Procedure 26(b) (1).

        5. The Arbitrator shall have the power to enforce the aforementioned discovery rights and obligations by the imposition of the same terms, conditions, consequences, liabilities, sanctions and penalties as can or may be imposed in like circumstances in a civil action by a federal court under the Federal Rules of Civil Procedure, except the power to order the arrest or imprisonment of a person.

                F.      HEARING PROCEDURE

        The hearing shall be held at a location mutually agreed upon by the parties, or as determined by the Arbitrator in the absence of an agreement, and shall proceed according to the American Arbitration Association's "National Rules for the Resolution of Employment Disputes" as amended and effective June 1, 1997, with the following amendments:

                1. The Arbitrator shall rule at the outset of the arbitration on procedural issues that bear on whether the arbitration is allowed to proceed.

                2. Each party has the burden of proving each element of its claims or counterclaims, and each party has the burden of proving any of its affirmative defenses.

                3. In addition to, or in lieu of closing argument, either party shall have the right to present a post-hearing brief, and the due date for exchanging any post-hearing briefs shall be mutually agreed on by the parties and the Arbitrator, or determined by the Arbitrator in the absence of agreement.

        G.      SUBSTANTIVE LAW

                1. The parties agree that they will be afforded the identical legal equitable and statutory remedies as would be afforded them were they to bring an action in a court of competent jurisdiction.

                2. The applicable substantive law shall be the law of the State of California or federal law. Choice of substantive law in no way affects the procedural aspects of the arbitration, which are exclusively governed by the provisions of this ADR Agreement.

        H.      OPINION AND AWARD

        The Arbitrator shall issue a written opinion and award, in conformance with the following requirements:

                1. The opinion and award must be signed and dated by the Arbitrator.

                2. The Arbitrator's opinion and award shall decide all issues submitted.

                3. The Arbitrator's opinion and award shall set forth the legal principles supporting each part of the opinion.

                4. The Arbitrator shall have the same authority to award remedies, damages and costs as provided to a judge and/or jury under parallel circumstances.

        I.      ENFORCEMENT OF ARBITRATOR'S AWARD

        Following the issuance of the Arbitrator's decision, any party may petition a court to confirm, enforce, correct or vacate the Arbitrator's opinion and award under the Federal Arbitration Act, and/or applicable California law.

        J.      FEES AND COSTS

        Unless otherwise required by law, fees and costs shall be allocated in the following manner:

                1. Each party shall be responsible for its own attorneys' fees, except as otherwise provided by law for the particular claim(s) at issue.

                2. The Company shall pay the entire cost of the arbitrator's services, the facility in which the arbitration is to be held, and any similar costs, except that Executive shall contribute toward these costs an amount equal to the then-current filing fee in California Superior Court charged for filing a complaint or for first appearing, whichever is lower.

                3. The Company shall pay the entire cost of a court reporter to transcribe the arbitration proceedings. Each party shall advance the cost for said party's transcript of the proceedings. Each party shall advance its own costs for witness fees, service and subpoena charges, copying, or other incidental costs that each party would bear during the course of a civil lawsuit.

                4. Each party shall be responsible for its costs associated with discovery, except as required by law or court order.

III.    SEVERABILITY

        Each term, clause and provision of this ADR Agreement is separate and independent, and should any term, clause or provision of this ADR Agreement be found to be invalid or unenforceable, the validity of the remaining terms, clauses, and provisions shall not be affected. As to those terms, clauses and provisions found to be invalid or unenforceable, they shall be replaced with valid and enforceable terms, clauses or provisions or shall be modified, in order to achieve, to the fullest extent possible, the economic, business and other purposes of the invalid or unenforceable terms, clauses or provisions.



Dated:
       ----------------------          -----------------------------------------
                                       Andrew Sirkis


                                       REDWOOD TRUST, INC.



Dated:                                 By:
       ----------------------              -------------------------------------
                                             Doug Hansen

                                       Title: President
                                              ----------------------------------

                                   APPENDIX D

                          REQUEST FOR ARBITRATION FORM

                      ALTERNATIVE DISPUTE RESOLUTION POLICY


------------------  ------------------------------------------------------------
Submission           -   This form (or, alternatively, a form that includes the
Requirement              information below) must be submitted by the individual
                         claimant or the Redwood Trust, Inc. (to the President) within the time period required by the law that applies to the claim.


                     - If Redwood Trust, Inc. requests arbitration, the form must also be served on the individual within the appropriate time period.
------------------  ------------------------------------------------------------

1.   State the nature of the claim in detail:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Continue on reverse and add pages if necessary)

Enter the date of termination or date(s) of alleged incident(s) (i.e., date of last instance of unlawful discrimination, sexual or other unlawful harassment):

   _______/________/_______
    Month    Day     Year


2. Provide the names and work locations of any individuals, including employees or supervisors, with knowledge of the dispute:


Name                    Job Title                     Work Location

-------------------     -------------------------     --------------------------

-------------------     -------------------------     --------------------------

-------------------     -------------------------     --------------------------

-------------------     -------------------------     --------------------------

3.   Describe the relief requested (i.e., what you want done):

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Please attach any documents relevant to the dispute.)


Signature of Party Requesting arbitration:

Redwood Trust, Inc.

                             Date:
--------------------------         -------------------

Signature of Executive:

                             Date:
--------------------------         -------------------